Exhibit 99.1

Xoom Reports Third Quarter 2013 Results

•	Revenue of $32.3 Million, increase of 62% from Q3 2012

•	Gross Sending Volume of $1.5 Billion, increase of 95% from Q3 2012

•	997,753 Active Customers, increase of 39% from Q3 2012

SAN FRANCISCO, Calif., October 22, 2013 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the third quarter of 2013:

•	Revenue for the third quarter was $32.3 million, an increase of 62% from the third quarter of 2012.

•	Gross profit for the third quarter was $21.9 million, an increase of 64% from the third quarter of 2012.

•	GAAP net income for the third quarter was $1.2 million, or $0.03 per diluted share, compared to a net loss of $2.3 million, or a loss of $0.45 per diluted share, for the third quarter of 2012.

•	Adjusted EBITDA for the third quarter was $3.3 million, compared to a loss of $828,000 for the third quarter of 2012.

•	Non-GAAP earnings per diluted share was $0.06, compared to a loss of $0.31 per diluted share for the third quarter of 2012.

•	In September, we closed a follow-on public offering resulting in net proceeds to the Company of $104.8 million.

•	Cash, cash equivalents, disbursement prefunding and short-term investments were $239.5 million as of September 30, 2013, compared to $85.3 million as of December 31, 2012.

•	As of September 30, 2013, we had no outstanding balance under our line of credit, compared to $40 million as of December 31, 2012.

“The quarter’s strong performance across all corridors illustrates the demand for Xoom’s digital remittance solution,” said John Kunze, president and chief executive officer, Xoom. “We are pleased that consumers continue to choose Xoom as their preferred money transfer solution.”

Operating Metrics

•	Gross sending volume for the quarter grew 95% to $1.5 billion from the third quarter of 2012.

•	Transactions for the quarter grew 56% to 2,622,600 from the third quarter of 2012.

•	Active customers for the quarter grew 39% to 997,753 from the third quarter of 2012.

•	New customers for the quarter grew 31% to 123,600 from the third quarter of 2012.

Highlights and Strategic Announcements

•	During the quarter, Xoom announced two initiatives to extend its reach in the Latin American and Indian communities:

•	In early July, Xoom launched its Money Transfer App in Spanish for Android and iOS devices. The new App in Spanish provides customers a fast and simple channel to send money to loved ones anytime, anywhere.

•	In late July, Xoom announced its money transfer service for non-resident Indians (NRIs) sending to non-resident external (NRE) and non-resident ordinary (NRO) bank accounts in India. NRIs can now deposit money to NRE/NRO accounts within a breakthrough speed of four hours.

•	In July, Xoom announced a partnership with Easypagos to offer Xoom customers more options when sending money to Ecuador. The partnership expands Xoom’s payout network to more than 1,000 locations in Ecuador, including banks such as Banco Pichincha and Banco de Guayaquil.

Business Outlook

For Q4 2013, Xoom estimates the following:

•	Revenue to be between $30.2 million and $31.2 million.

•	Adjusted EBITDA to be between breakeven and a profit of $1.0 million.

•	GAAP diluted net loss per share to be in the range of $0.07 to $0.05.

•	Non-GAAP diluted net loss per share to be in the range of $0.03 to $0.01.

For Full Year 2013, Xoom estimates the following:

•	Revenue to be between $120.3 million and $121.3 million.

•	Adjusted EBITDA to be between $11.0 million and $12.0 million.

•	GAAP diluted net income per share to be in the range of $0.06 to $0.09.

•	Non-GAAP diluted net income per share to be in the range of $0.18 to $0.21.

Xoom plans to host a conference call today to review its third quarter 2013 results and to discuss its financial outlook for the fourth quarter and full year 2013. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314. The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider, focused on helping consumers send money in a secure, fast and cost-effective way using their mobile phone, tablet or computer. During the 12 month period ended September 30, 2013, Xoom’s more than 997,000 active customers sent more than $5.1 billion to family and friends in 30 countries. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the U.S. or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the U.S or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of smartphones and mobile devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, Xoom’s Registration Statement on Form S-1 declared effective on September 10, 2013, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP earnings/(loss) per share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, depreciation and amortization, and expenses related to stock-based compensation expense. Non-GAAP net income excludes expenses related to stock-based compensation expense. Adjusted EBITDA and Non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2013	2012
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$106,488	$45,077
Disbursement prefunding	38,313	15,070
Short-term investments	94,698	25,125
Customer funds receivable	23,477	9,318
Prepaid expenses and other current assets	4,244	4,934

Total current assets	267,220	99,524
Noncurrent assets:
Property, equipment, software and intangible assets, net	5,342	3,884
Restricted cash	10,412	9,337
Other assets	967	348

Total assets	$283,941	$113,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$9,174	$7,150
Customer liabilities	12,721	8,536
Line of credit	—	15,000

Total current liabilities	21,895	30,686
Non-current liabilities:
Non-current portion of line of credit	—	25,000
Other non-current liabilities	101	87

Total liabilities	21,996	55,773
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value. Authorized 0 and 86,726,665 shares; issued and outstanding 0 and 21,444,251 shares; aggregate liquidation preference $0 and $115,404 at September 30, 2013 and December 31, 2012, respectively	—	2
Common stock, $0.0001 par value. Authorized 500,000,000 and 135,000,000 shares; issued and outstanding 37,358,411 and 5,083,616 shares at September 30, 2013 and December 31, 2012, respectively	4	1
Additional paid-in capital	320,137	120,684
Accumulated other comprehensive income (loss)	(5)	(1)
Accumulated deficit	(58,191)	(63,366)

Total stockholders’ equity	261,945	57,320

Total liabilities and stockholders’ equity	$283,941	$113,093

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)
Revenue	$32,279	$19,901	$90,087	$57,854
Cost of revenue	10,364	6,533	28,002	19,375

Gross profit	21,915	13,368	62,085	38,479

Marketing	6,312	5,648	18,911	16,065
Technology and development	6,125	4,015	16,435	11,669
Customer service and operations	3,497	2,885	9,839	7,862
General and administrative	3,392	2,357	9,354	6,229

Total operating expense	19,326	14,905	54,539	41,825

Income (loss) from operations	2,589	(1,537)	7,546	(3,346)

Other income (expense):
Interest expense	(588)	(387)	(1,534)	(989)
Interest income	46	23	123	67
Other expense	(1,002)	(374)	(945)	(111)

Income (loss) before provision for income taxes	1,045	(2,275)	5,190	(4,379)
(Benefit) provision for income taxes	(119)	—	15	2

Net income (loss)	$1,164	$(2,275)	$5,175	$(4,381)

Net income (loss) per share:
Basic	$0.03	$(0.45)	$0.18	$(0.87)
Diluted	$0.03	$(0.45)	$0.14	$(0.87)
Weighted-average shares used to compute net income (loss) per share:
Basic	33,880	5,056	28,686	5,042

Diluted	38,188	5,056	36,438	5,042

XOOM CORPORATION AND SUBSIDIARY

Key Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(unaudited)
Other Financial and Operational Data :
Gross Sending Volume	$1,515,557,000	$777,905,000	$4,177,988,000	$2,308,303,000
Transactions	2,622,600	1,680,000	7,243,600	4,682,000
Active Customers	997,753	718,064	997,753	718,064
New Customers	123,600	94,043	368,130	302,459
Cost Per Acquisition of a New Customer	$40	$50	$41	$45
Adjusted EBITDA (in thousands)	$3,322	$(828)	$11,045	$(753)

XOOM CORPORATION AND SUBSIDIARY

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands)
	(unaudited)
Non-GAAP net income (loss) per share:
GAAP net income (loss)	$1,164	$(2,275)	$5,175	$(4,381)
Add back: stock-based compensation	1,100	704	2,837	1,712

Non-GAAP net income (loss)	$2,264	$(1,571)	$8,012	$(2,669)

Non-GAAP Diluted Net Income (Loss) Per Share	$0.06	$(0.31)	$0.22	$(0.53)

Non-GAAP Diluted Shares	38,188	5,056	36,438	5,042
Reconciliation of Adjusted EBITDA:
Net income (loss)	$1,164	$(2,275)	$5,175	$(4,381)
(Benefit) provision for income taxes	(119)	—	15	2
Interest expense	588	387	1,534	989
Interest income	(46)	(23)	(123)	(67)
Depreciation and amortization	635	379	1,607	992
Stock-based compensation	1,100	704	2,837	1,712

Adjusted EBITDA	$3,322	$(828)	$11,045	$(753)

XOOM CORPORATION AND SUBSIDIARY

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	December 31, 2013		December 31, 2013
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net income (loss)	$(2,786)	$(1,802)	$2,388	$3,371
Add back: stock-based compensation	1,477	1,474	4,313	4,310

Non-GAAP net income (loss)	$(1,309)	$(328)	$6,701	$7,681

GAAP Diluted Net Income (Loss) Per Share	$(0.07)	$(0.05)	$0.06	$0.09

Non-GAAP Diluted Net Income (Loss) Per Share	$(0.03)	$(0.01)	$0.18	$0.21

GAAP Diluted Shares	37,900	37,900	37,000	37,000
Non-GAAP Diluted Shares	37,900	37,900	37,000	37,000
Adjusted EBITDA:
GAAP net income (loss)	$(2,786)	$(1,802)	$2,388	$3,371
Provision for income taxes	—	—	15	15
Interest expense	643	662	2,177	2,195
Interest income	(112)	(111)	(235)	(234)
Depreciation and amortization	778	778	2,385	2,385
Stock-based compensation	1,477	1,474	4,313	4,310

Adjusted EBITDA	$—	$1,001	$11,043	$12,042

Contacts:

Gloria Lee

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com